News Release

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Achieves Significant Gross Margin Expansion in Second Quarter 2014

•	Revenue of $1.2 million increased 15% in the second quarter; Record first-half revenue of $5.3 million exceeded expectations

•	Second quarter gross margin expanded 1,070 basis points to 29.9%

•	Record backlog level entering second half of 2014

•	Partnership with Light Engine Ltd. to accelerate product line expansion efforts, bringing new innovations to market faster

DEERFIELD BEACH, FL, August 12, 2014 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the Hospitality, Retail and Institutional channels, reported unaudited financial results for the three- and six-month period ended June 30, 2014.

Stewart Wallach, Capstone’s CEO, commented, “The second quarter results came in above our expectations, driving our record top-line results for the first half with $5.3 million in revenue.  Our strategic investments, including the enhancements to our distribution model, continuous product development and geographic diversification of our sales base, have driven consistent revenue improvement.”

Increases in Volume and Efficiencies Driving Margin Expansion

Capstone’s financial performance continues to align with the strategic initiatives that have been adopted over the past several years.  Revenue of $1.2 million increased $0.2 million, or 15%, from the prior-year period.  Gross profit improved 79% to $0.4 million and gross margin as a percent of sales increased measurably to 29.9% from 19.2% in the second quarter of 2013.  Operating loss was $0.4 million for the second quarter.  Net loss was $0.4 million and improved by $0.1 million from the prior year’s second quarter.

Gerry McClinton, Capstone’s CFO noted, “Our improved distribution strategy and operations, and the associated production efficiencies have driven significant margin improvement.  We expect to see greater leverage as we continue to grow our top-line.”

First Half 2014 Review

For the first six months of 2014, revenue more than tripled to a record $5.3 million, an increase of $3.6 million over the prior-year period.  Gross profit increased to $1.7 million, or 31.5% of sales, reflecting productivity improvements associated with product development, manufacturing efficiencies, and distribution channel efforts as well as leverage on higher revenue.

Operating income was breakeven for the first half of 2014 compared with an operating loss of $0.7 million in the prior-year period.  Net loss of $0.2 million improved significantly from a loss of $0.9 million in the first half of 2013, and included $596 thousand of investments for growth consisting of $240 thousand for the establishment of the Company’s new office in Hong Kong,

$224 thousand in product marketing expenses and $132 thousand in new product development costs.

Mr. Wallach added, “We have been making consistent strides toward our strategic plan and this quarter was no different.  In addition to financial results for the first half that exceeded the expectations we provided during our last financial report, we have made another important strategic alliance with Light Engine Ltd. in China, a recognized global leader in the development, engineering and manufacturing of LED technology.  This alliance will help Capstone bring new innovative products from concept design to the store shelves much faster.

“During the second half of 2014 we will be introducing the transformational new power failure lighting products that we have developed with AC Kinetics, and expect shipments to commence in early 2015.  Additionally, as we enter the 2014 holiday season we are prepared to continue to deliver revenue growth as we have a record level of backlog in place for shipment during the third and fourth quarters.”

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information contact

Company:	Investor Relations:
Aimee Gaudet	Garett Gough, Kei Advisors LLC
Corporate Secretary	(716) 846-1352
(954) 252-3440, ext 313	ggough@keiadvisors.com

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$1,181,379	$1,027,121	$5,269,748	$1,686,916
Cost of sales	(828,537)	(830,174)	(3,610,366)	(1,296,127)
Gross profit	352,842	196,947	1,659,382	390,789
Gross margin	29.9%	19.2%	31.5%	23.2%

Operating expenses:
Sales and marketing	73,327	109,297	373,999	166,610
Compensation	374,803	238,693	670,130	468,787
Professional fees	32,244	113,733	106,025	205,457
Product development	84,601	60,387	216,931	84,006
Other general and administrative	144,443	92,207	286,983	195,575
Total operating expenses	709,418	614,317	1,654,068	1,120,435

Net operating (loss) income	(356,576)	(417,370)	5,314	(729,646)
Operating margin	-30.2%	-40.6%	0.1%	-43.3%

Other expense:
Interest expense	(52,445)	(81,381)	(153,570)	(155,085)
Estimated income tax paid current	(4,258)	-	(4,258)	-
Total other expense	(56,703)	(81,381)	(157,828)	(155,085)

Net loss	$(413,279)	$(498,751)	$(152,514)	$(884,731)

Loss per common share	$-	$-	$-	$-

Weighted average shares outstanding
Basic	654,010,532	657,760,532	655,046,444	657,242,576

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2014	2013
Assets:
Current assets:
Cash	$455,964	$436,592
Accounts receivable - net	846,429	6,927,238
Inventory	279,773	298,099
Deposit	97,910	-
Prepaid expense	738,666	1,082,784
Total current assets	2,418,742	8,744,713

Fixed assets:
Computer equipment & software	12,272	66,448
Machinery and equipment	245,123	667,096
Furniture and fixtures	5,665	5,665
Less: accumulated depreciation	(192,111)	(661,210)
Total fixed assets	70,949	77,999

Other non-current assets:
Product development costs - net	9,832	19,664
Investment (AC Kinetics)	500,000	500,000
Goodwill	1,936,020	1,936,020
Total other non-current assets	2,445,852	2,455,684
Total assets	$4,935,543	$11,278,396

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$363,189	$1,931,527
Note payable - Sterling Factors	-	4,237,144
Notes and loans payable to related parties - current maturities	2,828,749	3,220,074
Total current liabilities	3,191,938	9,388,745

Long term liabilities
Notes and loans payable to related parties - Long Term	-	-
Total liabilities	3,191,938	9,388,745

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock, series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred stock, series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred stock, series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common stock, par value $.0001 per share, authorized 850,000,000 shares, 654,010,532 & 657,760,532 shares issued at June 30 , 2014 & December 31, 2013	65,401	65,777
Additional paid-in capital	7,178,902	7,172,059
Accumulated deficit	(5,501,698)	(5,349,185)
Total stockholders' equity	1,743,605	1,889,651
Total liabilities and stockholders’ equity	$4,935,543	$11,278,396

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net loss	$(152,514)	$(884,731)
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Stock issued for Director’s Compensation	(28,876)	14,064
Depreciation and amortization	39,910	45,407
Compensation expense from stock options	35,344	20,250
Decrease in accounts receivable	6,080,809	1,626,275
Decrease in inventory	18,326	37,665
Decrease (increase) in prepaid expenses	344,118	(614,655)
(Increase) in other assets	(97,910)	(23,372)
Decrease in accounts payable and accrued expenses	(1,568,338)	(598,114)
Increase in accrued interest on notes payable	98,035	96,333
Net cash provided by (used in) operating activities	4,768,904	(280,878)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment	-	(500,000)
Purchase of property and equipment	(23,028)	(7,195)
Net cash used in investing activities	(23,028)	(507,195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	6,385,914	2,203,298
Repayments of notes payable	(10,623,058)	(3,151,222)
Proceeds from notes and loans payable to related parties	950,000	2,528,000
Repayments of notes and loans payable to related parties	(1,439,360)	(575,000)
Net cash (used in) provided by financing activities	(4,726,504)	1,005,076

Net increase in cash and cash equivalents	19,372	217,003
Cash and cash equivalents at beginning of period	436,592	411,259
Cash and cash equivalents at end of period	$455,964	$628,262